EXHIBIT 10.6

LEASE GUARANTY

THIS LEASE GUARANTY (this “Guaranty”) is made and given as of April 14, 2016, by BOB EVANS FARMS, INC., a Delaware corporation (“Parent”), and BEF FOODS, INC., an Ohio corporation (“BEF”) (Parent and BEF being collectively “Guarantors” and severally a “Guarantor”), in favor of BE PORTFOLIO, LLC, a Delaware l (“Landlord”). The liability of the Guarantors under this Guaranty shall be joint and several.

W I T N E S S E T H

WHEREAS, Landlord desires to purchase certain parcels of real property, together with all buildings, improvements and fixtures located thereon, now or in the future, and all rights, privileges, tenements, easements, licenses, hereditaments and appurtenances belonging or pertaining thereto, each as identified on Exhibit A attached hereto (collectively, the “Property”) from Bob Evans Farms, LLC, an Ohio limited liability company (“Tenant”), and, contemporaneously with the closing of the purchase of the Property, lease the Property to Tenant pursuant to that certain Master Lease Agreement (the “Lease”), dated as of even date with this Guaranty, by and between Landlord, as landlord, and Tenant, as tenant, to which reference is made for all of the terms and provisions thereof;

WHEREAS, Landlord is unwilling to purchase the Property or enter into the Lease unless Guarantors execute and deliver to Landlord this Guaranty, and, therefore, Guarantors execute and deliver this Guaranty to Landlord in order to induce Landlord to purchase the Property and to enter into the Lease;

WHEREAS, Guarantors acknowledge that, because of Parent’s ownership and control of Tenant, Tenant being a customer of BEF and BEF and Tenant having other business relationships, Parent and BEF will substantially benefit, directly and indirectly, from the sale of the Property to Landlord and Landlord’s leasing of the Property to Tenant. For this and other valuable consideration, Guarantors hereby assume and agree to perform the Guaranteed Obligations (hereinafter defined) in accordance with the terms hereof and the other obligations set forth herein; and

WHEREAS, each of Guarantors has received a copy of the Lease, has examined the Lease, and is familiar with all of the terms, conditions and provisions contained in the Lease.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the sum of ten dollars ($10.00) paid to Guarantors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Guarantors hereby agree as follows:

1.Guarantors unconditionally guarantee to Landlord the full, faithful and punctual payment of all rental, sums, costs, expenses, charges, payments and deposits (including sums payable as damages upon a default under the Lease) (or any part thereof) which are at any time payable by

Tenant under the Lease in accordance with the Lease, and the full, faithful and punctual performance, fulfillment and observance of all of each covenant, condition and obligation of the Lease to be performed, fulfilled or observed by Tenant (collectively, the “Guaranteed Obligations”).

2.This Guaranty is an unconditional, irrevocable and absolute guarantee of payment and performance. If for any reason any provision of the Lease shall not be faithfully performed or observed by Tenant as required thereby, or if the rental or any other sums, costs, expenses, charges, payments or deposits, or any part thereof, payable under the Lease shall not be paid when due in accordance with the provisions of the Lease, Guarantors will promptly perform or observe, or cause the performance or observance of each such provision, and will immediately pay such rental or other sums, costs, expenses, charges, payments or deposits then due and payable to the Person entitled thereto pursuant to the provisions of the Lease. Guarantors also agree to pay to such Person the reasonable costs and expenses of collecting any such rental or any other sum, cost, expense, charge, payment or deposit at any time payable by Tenant under the Lease. Landlord shall have the right to enforce this Guaranty against either or both of the Guarantors regardless of the receipt by Landlord of additional security or the enforcement of any remedies against such security or the release of such security.

3.Anything in this Guaranty to the contrary notwithstanding, Guarantors shall not take any action, or cause or permit any Person to take any action (other than actions of Tenant not prohibited by the Lease), and Guarantors hereby irrevocably waive to the extent permitted by applicable law any and all rights that either of them may otherwise have at law or in equity, to enjoin, interfere with, restrict or limit, in any way whatsoever, any demand or any payment to Landlord under the Lease or this Guaranty. If either Guarantor, or any Person on either Guarantor’s behalf or at either Guarantor’s direction, brings any proceeding or action to enjoin, interfere with, restrict, or limit, in any way whatsoever, anyone or more demands or payments under the Lease or this Guaranty, Guarantors shall be liable, jointly and severally, for any and all damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorney’s fees and costs. This Section 3 shall not be construed to preclude Tenant from asserting any defenses it may have or be permitted under the Lease.

4.Guarantors’ duty to pay and perform the Guaranteed Obligations shall in no way be released, affected or impaired by reason of the happening from time to time of any of the following, whether or not any Guarantor has received notice thereof or consented thereto: (a) the waiver by Landlord or its successors or assigns of the performance or observance by Tenant of any provision of the Lease; (b) the extension of the time for payment by Tenant of any rental or any sums, costs, expenses, charges, payments or deposits or any part thereof, owing or payable under the Lease, or of the time for performance by Tenant of any other obligations under or arising out of or on account of the Lease or any extension or renewal thereof; (c) the assignment, subletting or mortgaging or the purported assignment, subletting or mortgaging of all or part of Tenant’s interest in the Lease, whether or not permitted by the Lease; (d) the modification or amendment (whether material or otherwise) of any obligation of Tenant as set forth in the Lease; (e) the taking or the omission of any actions referred to in the Lease; (f) the failure, omission or delay of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord in the Lease or by law or any action on the part of Landlord granting indulgence or extension in any form, or for failing to recognize, observe or protect any legal or equitable rights Guarantors or either of them may have with respect to Tenant, the Lease or the Property; (g) the failure of any Person to perform any obligation to Landlord; (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant, either or both Guarantors or any Person or any of their respective assets, or the disaffirmance of the Lease or any other action by a trustee or other Person in any such proceeding; (i) the release of Tenant from performance or observance of any provision of the Lease by operation of law; (j) any disability or other fact or circumstance that might give rise to a legal or equitable defense to Tenant or either or both Guarantors; (k) the receipt and acceptance by Landlord of notes, checks or other instruments for the payment of money made by Tenant, or any extensions or renewals thereof; or (l) the renewal or extension of the term of the Lease.

5.(a)    To the extent permitted by applicable law, each of Guarantors hereby expressly waives: (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment and demands, of any kind now or hereafter provided for by any statute or rule of law; (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto; (iii) notice of any and all obligations or liabilities contracted or incurred by Tenant and any and all defaults by Tenant in the payment of Annual Base Rental or other rent, charges or amounts, or of any other defaults by Tenant under the Lease; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Guaranteed Obligations, omission of or delay in which, but for the provisions of this Section 5, might constitute grounds for relieving such Guarantor of its obligations hereunder; (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other person or entity (including the other Guarantor) or against any collateral; and (vi) the benefit of any statute of limitations relating to such Guarantor’s liability under this Guaranty.

(b)Neither Guarantor shall impose any counterclaim or counterclaims or claims for setoff, recoupment or deduction of rent otherwise available to Tenant in any action brought by Landlord against Guarantors or either of them under this Guaranty, other than a defense of payment or performance. In addition, each Guarantor hereby expressly waives to the extent permitted by applicable law, both with respect to the Lease and with respect to this Guaranty, any and all rights which are waived by Tenant under the Lease, in the same manner as if all such waivers were fully restated herein. The liability of each Guarantor under this Guaranty is primary and unconditional.

(c)Each Guarantor hereby expressly waives to the extent permitted by applicable law any and all protections or rights afforded to it as a guarantor under the laws of the state of Ohio, and expressly waives to the extent permitted by applicable law any and all protections or rights afforded to it as a guarantor under the laws of any state where the Property, or any portion thereof, may be located.

(d)Each Guarantor hereby expressly waives to the extent permitted by applicable law any and all rights to defenses arising by reason of: (i) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency, against such Guarantor before or after Landlord’s commencement or completion of any action against Tenant or the other entity; (ii) any election of remedies by Landlord (including, without limitation, any termination of the Lease) that destroys or otherwise adversely affects such Guarantor’s subrogation rights or such Guarantor’s rights to proceed against Tenant for reimbursement; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final payment and performance of the Guaranteed Obligations; (iv) any right to claim discharge of any or all of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations; (v) any change in the relationship between either Guarantor and Tenant; any change in the relationship between the Guarantors; or any termination of any such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Landlord, Tenant, or surety, or any of their respective officers, directors, managers, partners or other agents in executing and delivering any instrument or agreements relating to the Guaranteed Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii) any assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, whether made with or without notice to or consent of Guarantors or either of them; (viii) the recovery from Tenant or any other Person becomes barred by any statute of limitations or is otherwise prevented; (ix) the benefits of any and all statutes, laws, rules or regulations which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Guaranteed Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Property or any part thereof; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention hereof that each Guarantor shall remain liable as a principal on the Guaranteed Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of such Guarantor. Each Guarantor hereby waives to the extent permitted by applicable law all defenses of a surety to which it may be entitled by statute or otherwise.

6.No waiver by Landlord of the payment by a Guarantor of any of its obligations contained in this Guaranty, nor any extension of time for the payment by a Guarantor of any such obligations, shall affect or impair this Guaranty or constitute a waiver or relinquishment of any rights of Landlord hereunder for the future. No action brought under this Guaranty against either or both Guarantors and on recovery had in pursuance thereof shall be any bar or defense to any further action or recovery which may be brought or had under this Guaranty by reason of any further default of Tenant.

7.Each Guarantor agrees that its obligations under this Guaranty shall not be released, impaired or affected in any way by: (a) its bankruptcy, reorganization or insolvency under any law, or any action of a trustee in any such proceeding; (b) bankruptcy, reorganization or insolvency under any law of the other Guarantor, Tenant or any other party, or any action of a trustee in any such proceeding; (c) failure of any other party to perform its obligations to Landlord; or (d) any other circumstance that might constitute a legal or equitable defense to its obligations under this Guaranty. Further, each Guarantor agrees that, in the event of the rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy, pursuant to bankruptcy law or any other law affecting creditors’ rights, such Guarantor will, if Landlord so requests, assume severally or on a joint and several basis with the other Guarantor all obligations and liabilities of Tenant under the Lease, to the same extent as if such Guarantor was a party to such document and there had been no such rejection or disaffirmance; and such Guarantor will confirm such assumption, in writing, at the request of Landlord upon or after such rejection or disaffirmance.

8.If at any time payment of any of Tenant’s obligations under the Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Tenant or any other guarantor of the Lease, the obligations of each Guarantor hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

9.The liability of each Guarantor, in accordance with the other provisions of this Guaranty, is coextensive and also joint and several with that of Tenant and the other Guarantor, and action may be brought against either Guarantor or the Guarantors jointly and carried to final judgment either with or without making Tenant or the other Guarantor a party thereto. The obligations of each Guarantor hereunder shall not be assigned or delegated.

10.All of Landlord’s rights and remedies under the Lease and under this Guaranty shall be distinct, separate and cumulative, and no such right or remedy shall be exclusive of or a waiver of any of the others. Guarantors, jointly and severally, shall pay to Landlord all of Landlord’s out-of-pocket expenses incurred in enforcing this Guaranty, including, but not limited to, reasonable attorneys’ fees.

11.Each Guarantor represents that it has made its own arrangements for keeping itself informed of changes or potential changes affecting Tenant including Tenant’s financial condition.

12.Within ten (10) days after Landlord’s written request, each Guarantor shall execute and deliver to Landlord a written statement certifying: (a) the continuing effect and enforceability of this Guaranty; (b) the absence of any modification of this Guaranty or, if there has been any such modification, stating the same; and (c) any other matter concerning this Guaranty or the Lease as Landlord may reasonably request from time to time. Each such statement shall be addressed to, and may be relied upon (and the certificate shall so recite) by, Landlord, Lender (as that term is defined in the Lease), any actual purchaser of all or part of the Property and such purchaser’s Lender.

13.Until all of the Guaranteed Obligations of Guarantors hereunder shall have been performed or satisfied in full, each Guarantor (i) shall not have a right of subrogation against Tenant by reason of such Guarantor’s performance under this Guaranty or monies or obligations owed by Tenant to such Guarantor; (ii) waives any right to enforce any remedy which such Guarantor now has or may hereafter have against Tenant by reason of such Guarantor’s performance under this Guaranty; (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by or owed to such Guarantor to the Guaranteed Obligations; (iv) shall pay prior to delinquency every tax, assessment, fee and charge and file each report required by any taxing authority for such Guarantor or its assets; (v) shall promptly notify Landlord of any material default of the Lease, or any event or condition that might have a material adverse effect upon such Guarantor’s ability to pay and perform the Guaranteed Obligations; (vi) shall, at all times, remain adequately capitalized to honor such Guarantor’s obligations hereunder; and (vii) shall do such further acts and execute and deliver Landlord all such additional conveyances, certificates, instruments and other assurances as Landlord may from time to time reasonably require to protect, assure or enforce its interests, rights and remedies under this Guaranty.

14.Until all of the Guaranteed Obligations of Guarantors hereunder shall have been performed or satisfied in full, (i) neither Guarantors shall, without the prior written consent of Landlord, in each instance, assign (whether directly or indirectly, voluntary or involuntary), in whole or in part, this Guaranty or any obligation hereunder and any purported assignment in violation of this clause (i) shall at the option of Landlord be void and of no effect.

15. (a) Until all of the Guaranteed Obligations of Guarantors hereunder shall have been performed or satisfied in full, Parent shall not, through one or more transactions, do, or permit to be done, any Parent Change of Control. "Parent Change of Control" means (A) the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) o the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than any employee benefit plan (or related trust) sponsored or maintained by Parent, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding voting Equity Interests of Parent entitled to vote generally in the election of directors of Parent; (B) the consummation of a sale by Parent of all or substantially all of Parent's assets; (C) a liquidation, dissolution or winding-up of Parent; (D) the consummation of a merger, consolidation or other business combination of Parent with or into another entity, or the acquisition by Parent or assets or shares or equity interests of another entity, as a result of which the stockholders of Parent immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting Equity Interests entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of Parent; (E) Parent shall cease to own beneficially and of record, directly or indirectly, eighty percent (80%) of the Equity Interests of Tenant; (F) any reorganization, reverse stock split or recapitalization of Parent that would result in a Parent Change of Control as otherwise defined herein; or (G) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(b)    Notwithstanding anything in Section 15(a) to the contrary, Parent shall be permitted to cause, suffer, or permit, without Landlord's consent, any Parent Change of Control that satisfies all of the terms and conditions set forth in this Section 15(b), all of which must be satisfied on or before the effective date (or earlier closing) of such proposed Parent Change of Control (each a "Permitted Parent Change of Control"):

(i)    (A) No Event of Default has occurred and is continuing both as of the date Parent delivers the Change of Control Notice (hereinafter defined) and as of the date such proposed Parent Change of Control occurs or becomes effective; (B) no violation or default under this Guaranty has occurred and is continuing both as of the date Parent delivers the Change of Control Notice and as of the date such proposed Parent Change of Control occurs or becomes effective; (C) the Parent Change of Control would not result in an immediate violation of a material term or condition of this Guaranty or the Lease; (D) if the Parent Change of Control is or relates to a merger or consolidation of Parent, then, prior to or simultaneously with its effectiveness, the surviving entity of such merger or consolidation shall assume all of the obligations of Parent under this Guaranty, actual, contingent and accrued, in a manner reasonably acceptable to Landlord and otherwise in accordance with the terms and conditions of this Guaranty; (E) if the Parent Change of Control is or relates to a sale or transfer of Parent's assets, then, prior to or simultaneously with its effectiveness, the purchaser or transferee of such assets shall assume all of the obligations of Parent under this Guaranty, actual, contingent and accrued, in a manner reasonably acceptable to Landlord and otherwise in accordance with the terms and conditions of this Guaranty; (F) immediately after the Parent Change of Control, and having given effect thereto, Parent, if the surviving entity, is a Credit Entity or another Person that qualifies as a Credit Entity has assumed all of the obligations of Parent under this Guaranty, actual, contingent and accrued, in a manner reasonably acceptable to Landlord and otherwise in accordance with the terms and conditions of this Guaranty; and (G) Parent has delivered a Change of Control Notice to Landlord not less than thirty (30) days prior to the effective date (or earlier closing) of such Parent Change of Control.

(ii)    Notwithstanding anything herein to the contrary, no Parent Change of Control is permitted hereunder if it involves or would result in any of the following: (A) a Person that is the subject of any bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, or a party to any actions, suits, or proceedings that would reasonably be expected to have a material adverse impact on Parent's financial position or any Person’s status as a Credit Entity; (B) a Person involved in the Parent Change of Control is a Person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations; (C) any material adverse impact on (1) the validity or enforceability of this Lease, (2) the rights and remedies of Landlord under the Lease or (3) the ability of Tenant to perform its obligations under the Lease, or (D) would result in use of any Location as other than a Permitted Facility, except as permitted by the terms of the Lease or as otherwise approved by Landlord.

(iii)    Prior to or simultaneously with the effectiveness of the Parent Change of Control, (A) any instruments and documents required under this Section 15 shall be executed and delivered by the parties thereto, as applicable, on the date of the Parent Change of Control in form and substance reasonably acceptable to Landlord; (B) Parent shall, at Parent’s sole cost and expense, deliver to Landlord any other reasonable instruments and documents requested by Landlord in connection with the Parent Change of Control.

(iv)    For the purposes of this Section 15 and Section 16, the following terms shall have the following meanings:

(A)"Change of Control Notice" means a written notice setting forth: (w) the date that Parent desires the particular Parent Change of Control to be effective and a reasonably detailed description of such proposed Parent Change of Control and the Persons involved, together with supporting documentation reasonably necessary for Landlord to evaluate whether such proposed Parent Change of Control complies with the applicable terms and conditions of the Lease and this Guaranty; (x) the proposed transfer instruments, and any other documents or agreements relating thereto or required under the Lease or this Guaranty; (y) current financial information with respect to the Credit Entity, including its most recent Form 10-K and Form 10-Q, if available, and if not available, its most recent audited financial report; and (z) such other documentation and information reasonably necessary to confirm the satisfaction of the conditions precedent and other requirements of this Section 15 or Section 16, as applicable, with respect thereto, as determined by Landlord in Landlord's reasonable discretion. If Parent identifies certain information included in the Change of Control Notice to be confidential, then, at Parent’s request, Landlord agrees to enter into a separate confidentiality agreement in form and substance reasonably acceptable to Landlord.

(B)“Consolidated EBITDA” means, as of the date of any determination, the sum of a Person’s consolidated net income (loss) for such period for the twelve (12) month period ending on the last day of the fiscal quarter of the Person most recently ended, plus, in each case to the extent deducted in calculating net income (loss): (i) income, franchise and similar taxes, (ii) principal and interest payments on all of its debt obligations (including any borrowings under short term credit facilities), (iii) all non-cash charges, including, without limitation, depreciation and amortization, and (iv) Non-Recurring Items.

(C)“Consolidated EBITDAR” means, as of the date of any determination, the sum of the Person’s Consolidated EBITDA and total land and building rent for the twelve (12) month period ending on the last day of the fiscal quarter of the Person most recently ended.

(D)“Consolidated Interest Expense” means, as of the date of any determination, interest expense, as determined in accordance with US GAAP, for the twelve (12) month period ending on the last day of the fiscal quarter of the Person most recently ended.

(E)“Coverage Ratio” means, as of any date of determination, the ratio of a Person’s (i) Consolidated EBITDAR to its (ii) Consolidated Interest Expense.

(F)"Credit Entity" means any Person that qualifies under at least one of the following clauses (x) or (y) immediately after the effectiveness of the Parent Change of Control (giving effect thereto) or at such other time as contemplated under Section 16 hereof: (x) as determined by US GAAP on a consolidated basis with such Person’s consolidated Subsidiaries, such Person shall have (1) a tangible net worth of no less than $300,000,000, (2) a Coverage Ratio of no less than 3.5 to 1.0 and (3) a Lease Adjusted Leverage Ratio of no greater than 4.5 to 1.0; or (y) the rating assigned to the senior unsecured long term indebtedness of such Person by

Standard & Poor’s is “BB” or higher or such indebtedness is assigned a comparable rating by any rating agency reasonably acceptable to Landlord. For purposes of Section 16 or any Parent Change of Control, the calculations determining whether such Person is a Credit Entity shall be performed, if applicable, on a pro forma basis, giving effect to the transaction triggering the application of the calculation and to any other acquisition or disposition entered into by such Person during the relevant 12-month period (including pro forma adjustments arising out of events which are directly attributable to any acquisition or disposition of assets, are factually supportable and are expected to have a continuing impact) as if such acquisition or disposition (and any related incurrence, repayment or assumption of indebtedness or lease obligations) had occurred on the first day of the relevant 12-month period.

(G)"Equity Interests" means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another type of entity) and includes, without limitation, securities convertible into Equity Interests and rights, warrants or options to acquire Equity Interests.

(H)“Lease Adjusted Leverage Ratio” means, as of any date of determination, and as to any Person, the ratio of (a) the sum of (i) six (6) times such Person’s total land and building rent for the twelve (12) month period ending on the last day of the fiscal quarter of the Person most recently ended, and (ii) the total current balance of such Person’s total obligations for borrowed money (including any borrowings under short term credit facilities) on such date, to (b) such Person’s Consolidated EBITDAR.

(I)“Non-Recurring Items” shall mean with respect to any Person, the sum of all items that are unusual in nature and occur infrequently and are not representative of the ongoing/future earnings or expenses of such Person.

16.In the event that, at any time, (i) no Event of Default then exists under this Guaranty and no Event of Default (as defined in the Lease) then exists, (ii) a transaction is proposed whereby Parent, following such transaction, (A) shall then not own beneficially or of record, directly or indirectly, fifty percent (50%) or more of the Equity Interests of BEF or (B) shall cease to have the power to direct or cause the direction of the management of BEF, and (iii) Parent, following such transaction, will be a Credit Entity on a pro forma basis (whether or not a Parent Change of Control has occurred) as demonstrated to Landlord to Landlord’s reasonable satisfaction, BEF shall, upon BEF’s written request to Landlord, be released from its obligations hereunder contemporaneously with or prior to such transaction, in which event Landlord shall deliver to BEF a full and complete release of such obligations in form and substance reasonably acceptable to Landlord and BEF.

17.Each Guarantor represents and warrants to Landlord that: (a) such Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (b) such Guarantor has the requisite power and authority to enter into this Guaranty and the signatories hereto are duly authorized to execute this Guaranty and bind such Guarantor to the terms and conditions hereof; (c) the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized; (d) the execution and delivery of this Guaranty by such Guarantor will not (i) violate any law, government regulation, decree or judgment applicable or relating to such Guarantor or any of its assets, (ii) violate any provision of the charter or organization documents of such Guarantor, or (iii) violate or constitute a breach under any document, agreement or instrument to which such Guarantor or its assets may be subject to or bound; (e) this Guaranty constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor, in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles; (f) there are no actions, suits, proceedings or investigations pending or, to such Guarantor’s knowledge, threatened against such Guarantor, in law or in equity, before any federal, state or local governmental authority, that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Guarantor’s ability to pay and perform under the Lease or this Guaranty; (g) no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, is pending or, to such Guarantor’s knowledge, threatened against such Guarantor, nor has such Guarantor any intention of filing or commencing any such action or proceeding; (h) no consent, approval, license, permit or other authorization of any third-party or any governmental body or office is required for the valid and lawful execution and delivery of this Guaranty by such Guarantor, the valid and lawful exercise by Landlord against such Guarantor of the remedies available to it under this Guaranty or applicable law or other rights granted to the Landlord in this Guaranty; (i) all information such Guarantor has provided to Landlord is accurate and complete in all material respects; and (j) such Guarantor has received a copy of the Lease, has examined the Lease, and is familiar with all of the terms, conditions and provisions contained in the Lease.

18.This Guaranty shall bind each Guarantor and its successors and assigns. This Guaranty may be freely assigned, transferred or hypothecated by Landlord, in whole, without Guarantor’s written consent, to any assignee of Landlord’s interest under the Lease and shall run in favor and inure to the benefit of Landlord, its successors and assigns, and each subsequent holder of Landlord’s interest under the Lease. In the event of an assignment by Landlord of the Lease with respect to less than all of the Properties as contemplated by Section 14.06 of the Lease, and subject at all times to Section 16 hereof, each Guarantor then still party to this Guaranty shall execute and deliver to the Assignment Landlord and any New Lender, within five (5) Business Days following Landlord’s written request therefor, an Assignment Lease Guaranty or, at the option of Assignment Landlord, a joint and several Assignment Lease Guaranty, estoppel certificates, a subordination, non-disturbance and attornment agreement, all as contemplated by and described in said Section 14.06, and such additional documents as may be reasonably required by Landlord, Lender, Assignment Landlord and any New Lender. In no event shall either Guarantor be required to modify the terms of this Guaranty in connection with the execution of an Assignment Lease Guaranty, and Assignment Landlord and New Lender, if applicable, shall be bound by the terms hereof as if Assignment Landlord were the “Landlord” hereunder, including, without limitation, Section 16. Neither Guarantor nor Tenant shall be required to pay any fee or reimburse Landlord, Assignment Landlord, or any Lender or New Lender, in connection with any assignment of this Guaranty as contemplated by this Section 18.

19.References to the term “Tenant” shall be deemed to include Tenant’s successors and assigns. All personal pronouns used in this Guaranty, whether used in the masculine, feminine, or neuter gender, shall include all other genders. No attornment by Tenant in favor of any such mortgagee shall diminish any of the Guaranteed Obligations, and following any such attornment, each Guarantor’s obligations shall continue in full force and effect as if the mortgagee were the original Landlord pursuant to the Lease.

20.Notices from Guarantors to Landlord, shall be in writing, addressed as follows:

To Landlord:                c/o Mesirow Realty Sale-Leaseback, Inc.
353 N. Clark Street
Chicago IL 60654

With copies to:            Grady Bell LLP
53 West Jackson Boulevard, Suite 1250
Chicago IL 60604
Attention: Real Estate Notices

And to Lender at such address as to which Guarantor is notified in writing by Landlord or Lender

To either or both Guarantors:        Bob Evans Farms, Inc.,
8111 Smith’s Mill Road,
New Albany, Ohio 43054,
Attn: General Counsel

Notices shall be (a) personally delivered; (b) sent by a nationally recognized overnight delivery service (e.g., Federal Express) for next-day delivery, to be confirmed by such courier; or (c) mailed by United States certified mail, return receipt requested, postage prepaid. Notices, demands and other communications given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent, unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee’s certified mail receipt, or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs. Each Guarantor, Landlord or Lender may from time to time change its address for receiving notices under this Guaranty by providing written notice to the other parties in accordance with notice provisions of this Guaranty. Any and all such notices may be given on behalf of any party by its attorney. Each Guarantor shall send to Lender a copy of each notice that the Guarantor sends to Landlord.

21.This Guaranty shall be governed by and construed in accordance with the laws of the state of Ohio. Each Guarantor agrees to be subject to the jurisdiction of state or federal courts sitting in Ohio, to accept service of process in any action brought in Ohio, to accept service by registered mail or personal service and each Guarantor waives any objection to personal jurisdiction in such action.

22.If any provision of this Guaranty or the application of any provision to any Person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other Person or circumstance, all of which other provisions shall remain in full force and effect.

23.The recitals to this Guaranty are incorporated into this Guaranty for all purposes. All terms and conditions of the Lease are hereby incorporated by reference. Capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Lease.

24.The terms of this Guaranty shall not be modified, discharged, waived or terminated except by an agreement in writing signed by Guarantor and Landlord. Time is of the essence in this Guaranty and each and every provision hereof in which any date or time is specified.

25.Parent shall deliver to Landlord at the times prescribed by the Lease the financial statements and other information pertaining to Parent as required under Section 9.03 of the Lease.

26.For purposes of this Guaranty, the term “Event of Default” shall mean any of the following:

(a)The failure of Guarantors, or either of them, to pay any amount due under this Guaranty that remains unpaid for a period of five (5) business days after Landlord demands payment thereof by a written notice to Guarantors.

(b)The occurrence of any default by Guarantors, or either of them, in the performance of any obligation under this Guaranty, other than (i) the payment of money, (ii) an obligation of Tenant under the Lease or (iii) the occurrence of a Parent Change of Control, which default remains uncured for a period of fifteen (15) days following written notice thereof from Landlord to Guarantors.

(c)The failure of Guarantors to perform any obligation of Tenant under the Lease within the time period specified for the performance thereof under the Lease including any applicable grace periods.

(d)The occurrence of a Parent Change of Control that is not a Permitted Parent Change of Control.

(e)The failure of Parent to deliver any financial statement or other information as required by Section 25 of this Guaranty and such failure is not corrected within five (5) Business Days following written notice from Landlord to Parent.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.
BOB EVANS FARMS, INC.,
a Delaware corporation

By:

Name:
Title:

BEF FOODS, INC.,
an Ohio corporation

By:

Name:
Title: ________________________________
STATE OF    )
) ss:
COUNTY OF    )

The foregoing instrument was acknowledged before me this ___ day of _________, 2016, by ________________, ___________________, of Bob Evans Farms, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

STATE OF    )
) ss:
COUNTY OF    )

The foregoing instrument was acknowledged before me this ___ day of _________, 2016, by ________________, ___________________, of BEF FOODS, Inc., an Ohio corporation, on behalf of the corporation.

Notary Public

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